Exhibit 99.1
MARTHA STEWART LIVING OMNIMEDIA, INC CHIEF FINANCIAL
OFFICER HOWARD HOCHHAUSER TO STEP DOWN
NEW YORK, Dec. 3, 2008 — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) announced today that Howard Hochhauser has tendered his resignation as the Company’s Chief Financial Officer, effective December 31, 2008, to pursue a new career opportunity in Utah. In the interim, MSLO’s Controller, Allison Jacques, will serve as the Company’s principal financial officer. The Company will start a search for a new CFO.
“Howard has been a valued and steady influence during his eight years at MSLO, and his presence will be missed,” said Executive Chairman Charles Koppelman. “As CFO, Howard played a key role in guiding our steadily improving financial position as the Company returned to profitability and growth under a more diversified media and merchandising business model. We wish him and his family the best as he relocates to pursue his next career ambition. This transition comes at a time when MSLO has many exciting growth opportunities ahead. We have great confidence in Allison, who has the experience and skills to serve as our interim principal financial officer.”
Mr. Hochhauser joined MSLO in May 2000 after a career as an equity research analyst and an accountant. Prior to serving as MSLO’s CFO, Mr. Hochhauser was Vice President, Finance and Investor Relations.
Ms. Jacques has served as MSLO’s controller since 2002.
“My time at MSLO has been a defining period in my finance career, and I’m grateful to Martha, Charles, Robin, Wenda and everyone I’ve worked with at the Company for their support and friendship over the years,” said Mr. Hochhauser. “MSLO is a terrific company with valuable assets and brands, and I look forward to cheering its many successes in the years ahead.”
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) is a diversified media and merchandising company, inspiring and engaging consumers with unique lifestyle content and distinctive products. The Publishing segment encompasses four magazines, including the company’s flagship publication, Martha Stewart Living, periodic special issues and books. The marthastewart.com website provides consumers with instant access to MSLO’s multimedia library, search and find capabilities, recipes, online workshops, community and personalization, as well as wedding-planning tools powered by WeddingWire. The Broadcasting segment produces such programming as the Emmy-winning daily, nationally syndicated television series, “The Martha Stewart Show,” and Martha Stewart Living Radio on SIRIUS channel 112 and XM Radio 157. In addition to its media properties, MSLO offers high-quality Martha Stewart products through licensing agreements with carefully selected companies, including the Martha Stewart Collection exclusively at Macy’s, Martha Stewart Everyday at Kmart, Martha Stewart

Crafts with EK Success at Wal-Mart, Michaels and independent retailers, Martha Stewart for 1-800-Flowers.com and a co-branded food line with Costco. In April 2008, Emeril Lagasse joined the Martha Stewart family of brands; MSLO acquired the assets related to Lagasse’s media and merchandising business, including television programming, cookbooks, and emerils.com website and his licensed kitchen and food products. For additional information about MSLO, visit www.marthastewart.com.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries.
Certain of these and other factors are discussed in more detail in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
CONTACT: Elizabeth Estroff, 212-827-8281; eestroff@marthastewart.com